UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 27, 2011

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey 08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17   CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 27, 2011, PHH Mortgage Corporation (“PHH Mortgage”), a wholly-owned subsidiary of PHH Corporation, entered into an Amendment No. 2 to Mortgage Loan Participation Sale Agreement (the “Extension Amendment”) by and between JPMorgan Chase Bank, National Association, as purchaser (“JPMorgan”), and PHH Mortgage, as seller.  The Extension Amendment amends certain provisions of the Mortgage Loan Participation Sale Agreement, dated as of September 2, 2010, by and between JPMorgan and PHH Mortgage (as previously amended, the “MLPSA”) to, among other things, extend the termination date of the MLPSA to the earlier of (i) September 30, 2012 and (ii) at JPMorgan’s option, upon the occurrence of a Servicing Termination Event (as defined in the MLPSA).

JPMorgan and its affiliates provide products and services to, make loans to, and engage in various other transactions with PHH Mortgage and its affiliates in the ordinary course of their respective businesses, including, without limitation, underwriting and treasury related products and services, for which JPMorgan and its affiliates receive customary fees and expenses.

The foregoing description of the Extension Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Amendment No. 2 to Mortgage Loan Participation Sale Agreement, dated as of September 27, 2011, by and among JPMorgan Chase Bank, National Association, and PHH Mortgage Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH Corporation

By:	/s/ William F. Brown
Name: William F. Brown
Title: Senior Vice President, General Counsel & Secretary

Dated:  September 29, 2011